UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2009

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 12, 2009, RAM Energy Resources, Inc. (the "Company") issued a press release announcing its results for its fourth quarter and the year ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item by reference.

This information (including the Exhibit) is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, the Company’s board of directors adopted the Change in Control Separation Benefit Plan of RAM Energy Resources, Inc. and Participating Subsidiaries (the “Plan”). The Plan is applies to each duly elected Senior Vice President or Vice President of the Company and its Affiliates (the “Participating Executives”).

Pursuant to the Plan, if (i) during the period commencing six (6) months prior to a change in control of the Company (a “Change in Control”), provided the Participating Executive is terminated within such period demonstrably in contemplation or anticipation of the Change in Control, or (ii) within one (1) year after the occurrence of a Change in Control, the Company terminates the Participating Executive’s employment for any reason other than for Cause (as defined in the Plan) or the Participating Executive’s death or disability, or the Participating Executive terminates his or her employment for Good Reason (as defined in the Plan), then the Company will be required to pay a separation benefit to the Participating Executive as described below depending on whether the Participating Executive is a Senior Vice President or a Vice President.

If the Participating Executive is a Vice President, the Company will pay the Participating Executive a lump sum in cash equal to one (1) times the sum of the greater of (i) the Participating Executive’s annual base salary as of the termination date, and (ii) the Participating Executive’s annual base salary at any time during the one year prior to the Change in Control. If the Participating Executive is a Senior Vice President, the Company will pay the Participating Executive a lump sum in cash equal to two (2) times the sum of the greater of (i) the Participating Executive’s annual base salary as of the termination date, and (ii) the Participating Executive’s annual base salary at any time during the one year prior to the Change in Control.

Upon such a termination, the Company is also required to provide, for at least 18 months following the Participating Executive’s termination date, the same health and dental insurance benefits to the Participating Executive and his or her dependents, if applicable, upon substantially similar terms and conditions as existed immediately before the termination date. Additionally, the Company must provide, for a period of 18 months following the Participating Executive’s termination date, the same level of life and disability insurance benefits for the Participating Executive upon substantially similar terms and conditions as existed immediately before the termination date.

A copy of the Plan was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 12, 2009 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits:

10.19

Change in Control Separation Benefit Plan of RAM Energy Resources, Inc. and Participating Subsidiaries (filed as exhibit 10.19 to the registrant's Annual Report on Form 10-K filed on March 12, 2009 and incorporated by reference herein).

99.1	Press Release dated March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM ENERGY RESOURCES, INC.
(Registrant)

March 16, 2009	By: /s/ Sabrina Gicaletto
Name: Sabrina Gicaletto
Title: Vice President, Finance & Treasury

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

10.19	Change in Control Separation Benefit Plan of RAM Energy Resources, Inc. and Participating Subsidiaries	Incorporated herein by reference

99.1	Press Release dated March 12, 2009	Filed herewith electronically